    As filed with the Securities and Exchange Commission on November 4, 1998
                                                    Registration No. 333-66297

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                 Amendment No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                       PRECISION OPTICS CORPORATION, INC.
             (Exact name of Registrant as specified in its charter)

               MASSACHUSETTS                                 04-2795294
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                           ---------------------------


                                22 East Broadway
                          Gardner, Massachusetts 01440
                                 (978) 630-1800

   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

         JACK P. DREIMILLER                       Copy to:
         Senior Vice President, Finance           EDWARD A. BENJAMIN, ESQUIRE
         and Chief Financial Officer              ROPES & GRAY
         PRECISION OPTICS CORPORATION             One International Place
         22 East Broadway                         Boston, MA  02110-2624
         Gardner, Massachusetts 01440             (617) 951-7434
         (978) 630-1800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of Shares                 Amount to be          Proposed Maximum       Proposed Maximum      Amount of
to be Registered                Registered            Offering Price Per     Aggregate Offering    Registration Fee
                                                      Share (1)              Price (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock - $.01 Par Value    1,086,900                  $1.375               $1,494,488             $416
-------------------------------------------------------------------------------------------------------------------

(1) Estimated, pursuant to Rule 457(c), solely for purposes of calculating the registration fee based on the average of the high and low sales prices of the Registrant's Common Stock on October 27, 1998 as reported on the Nasdaq SmallCap Market, which date is within five business days of the date of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the Common Stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell stock and it is not soliciting an offer to buy stock in any state where an offer and sale is not permitted.


--------------------------------------------------------------------------------
PROSPECTUS                                                 Subject to Completion

                                                                November 4, 1998


                       PRECISION OPTICS CORPORATION, INC.


                                22 East Broadway
                          Gardner, Massachusetts 01440
                                 (978) 630-1800

                                -----------------

         We design, develop, manufacture and sell specialized optical systems and components and optical thin film coatings. Our products and services include medical products for use by hospitals and physicians, advanced optical products and thin films and advanced optical system design and development services.

         Our principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440 and our phone number is (978) 630-1800.

         The persons listed as "selling stockholders" on page 7 of this prospectus are using the prospectus to offer for sale a total of 1,086,900 shares of our Common Stock. We will not receive any of the proceeds of this offering.

         Our Common Stock is traded on the NASDAQ SmallCap Market under the symbol "POCI." On November 2, 1998, the last reported sale price of our Common Stock was $1.25 per share.

         An investment in our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 2 of this prospectus.


                           ---------------------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock covered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           ---------------------------




                 The date of this prospectus is __________, 1998


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Risk Factors................................................................2
Where You Can Find Additional Information...................................6
Incorporation of Certain Documents By Reference.............................6
Use of Proceeds. . . . . . .................................................6
Selling Stockholders........................................................7
Plan of Distribution........................................................8
Legal Matters...............................................................9
Experts.....................................................................9


                                  RISK FACTORS

         You should consider carefully the information contained in this section of the prospectus in deciding whether to purchase shares of our Common Stock.

         In this prospectus, and from time to time in public statements made by our management, we have made and will continue to make forward-looking statements about our business, including predictions about our future financial performance. Our actual results may differ significantly from the results predicted in this prospectus and in future public statements. Factors that might cause such a difference include, but are not limited to, the factors discussed below:

Our Stock Faces Significant Price and Volume Volatility

         Our Common Stock has had a public market since November 1990. The price of our Common Stock has from time to time experienced significant price and volume fluctuations. The reasons for these fluctuations are sometimes unrelated to our own operating performance. For instance, a competitor's product failure or announcement of a new technology or product may have a significant impact on the market price of our Common Stock. In addition, our Common Stock periodically is the subject of limited trading activity and, as a result, at times may be relatively illiquid.

The Success of Our WDM Initiative is Not Guaranteed

         We plan to devote the majority of our research and development resources to the development and marketing of new products, particularly in the area of Wavelength Division Multiplexer (WDM) optical thin films. If successfully developed, our WDM optical thin films will permit telecommunications companies to increase significantly the transmission capacity of fiber optic cable lines.

         The Company is in the process of developing WDM thin film prototypes capable of reliably meeting a strict set of operating specifications which potential customers have supplied to us. We cannot guarantee that these efforts will be successful or that we will succeed in developing and marketing WDM thin films or any other new products. Also, certain domestic and foreign companies have begun marketing products which employ alternative WDM technologies. We cannot predict whether our WDM products, if and when successfully developed, will be perceived in the marketplace as more cost-effective, efficient and reliable than these competing products.

         Based upon our expectations about market acceptance of our WDM products, we expect to continue to increase our research and development expenditures in the WDM area. Our operating results may be severely impaired if these development efforts are unsuccessful or if sales of our new products are below expectations.

We Rely Upon the Talents of a Few Key Persons

         Our performance depends to a large extent on a small number of key scientific, technical, managerial, and marketing personnel. In particular, we believe our success is highly dependent upon the services and reputation of both our Chief Executive Officer, Mr. Richard E. Forkey and our Vice President, Operations, Mr. Kumar M. Khajurivala. Loss of either Mr. Forkey's or Mr. Khajurivala's services and scientific contributions could severely damage our business.

We Must Continue to be Able to Attract Highly Skilled Employees

         Our ability to attract employees with a high degree of scientific and technical talent is crucial to the success of our business. There is intense competition for the services of such persons, and we cannot guarantee that we will be able to attract and retain individuals possessing the necessary qualifications.

We Are Currently Incurring Net Operating Losses

         We have incurred net operating losses in each of the last six quarterly periods ending June 30, 1998. These net operating losses totaled approximately $2,725,000 during this eighteen-month period, and we have an accumulated deficit of approximately $2,132,000 at June 30, 1998.

         We attribute these recent losses largely to our transition away from night vision products and services sold primarily under contracts or subcontracts with the United States Government, and our concentration of research and product development resources on new products, principally WDM optical thin films. Our WDM products are still in development and have not yet resulted in appreciable revenues. Given the uncertainties surrounding the development and marketing of our WDM products, it remains to be seen whether we will achieve profitability as a result of our initiatives in the WDM area.

Our Quarterly Financial Results May Fluctuate

         Our quarterly operating results may vary significantly depending upon factors such as:

         -        the timing of completion of significant orders

         - the timing and amount of our research and development expenditures

         - the costs of initial product production in connection with new products

         - the timing of new product introductions -- both by us and by our competitors

         - the timing and level of market acceptance of new products or enhanced versions of our existing products

We cannot be certain whether we will be able to grow or sustain revenues or achieve or maintain profitability on a quarterly or annual basis or that levels of revenue and/or profitability may not vary from one such period to another.

We Operate in a Highly Competitive Environment

         The industries in which we compete are highly competitive. Many of our existing and potential competitors have greater financial resources and manufacturing capabilities, more established and larger marketing and sales organizations and larger technical staffs than we have. Other companies, some with greater experience in the telecommunications, optics, semiconductor or medical products industries, are seeking to produce products and services that compete with our products and services.

We Depend to a Large Extent on a Small Group of Customers

         Revenues from our three largest customers were approximately 22%, 14% and 10%, respectively, of total revenues for the fiscal year ended June 30, 1998, and revenues from our two largest customers were approximately 38% and 23%, respectively, of total revenues for the fiscal year ended June 30, 1997. No other customers accounted for more than 10% of our revenues during those periods.

We Are Subject to a High Degree of Regulatory Oversight

         The FDA has determined that we may market our currently existing medical products that are currently being sold in the United States. However, prior FDA approval may be required before we can market additional medical products that we may develop in the future. We may also seek to sell current or future medical products in a manner that requires us to obtain FDA permission to market such products. We may also require the regulatory approval or license of other federal, state or local agencies or comparable agencies in other countries.

         We cannot be certain that we will continue to receive the FDA's permission to market our current products or obtain the necessary regulatory permission, approvals or licenses for the marketing of any of our future products. Also, we cannot predict the impact on our business of FDA regulations or determinations arising from future legislation or administrative action.

We Face Risks Inherent in Product Development and Production Under Fixed Price Contracts

         A significant portion of our business has been and may continue to be devoted to research, development and production of optical systems for customers under fixed price contracts. We cannot predict with certainty the expenses involved in meeting our obligations under such contracts, and therefore cannot be sure at the time we enter into any single fixed price contract that such contract will be profitable for us.

Our Intellectual Property is Subject to Infringement by Third Parties

         We hold a number of patents that are important to our business. Although we are not currently aware of any past or present infringements of our patents, we plan to protect these patents from infringement and obtain additional patents whenever feasible. To this end, we have obtained confidentiality agreements from our employees and consultants and others who have access to the design of our products and other proprietary information. Protecting and obtaining patents, however, is both time consuming and expensive. We therefore may not have the resources necessary to assert all potential patent infringement claims or pursue all patents that might be available to us.

We May Be Subject to Claims of Patent Infringement

         The technologies used or to be used in our advanced optical systems may infringe upon patents or proprietary technology held or owned by other persons. Should these persons claim a proprietary right to all or part of any technology that we use in our products, such a claim, regardless of its merit, could involve us in costly litigation. If successful, such a claim could also result in us being unable to freely to use the technology that was the subject of the claim, or sell products embodying such technology.

We Depend on the Availability of Certain Key Supplies and Services

         Certain key supplies used in our products, including precision grade optical glass, are available from only a few sources, each of which is located outside the United States. Also, outside vendors grind and polish certain of our lenses and other optical components, such as prisms and windows. Based upon our ordering experience to date, we believe the materials and services required for the production of our products are currently available in sufficient quantities. Our requirements are small relative to the total supply, and we are not currently encountering problems with availability. However, this does not mean that we will continue to have timely access to adequate supplies of essential materials and services in the future or that supplies of these materials and services will be available on satisfactory terms when the need arises. Our business could be severely damaged if we become unable to procure essential materials and services in adequate quantities and at acceptable prices.

         From time to time, certain of our products may be produced for us by subcontractors, and our business is subject to the risk that these subcontractors fail to make timely delivery. Our products and services are also from time to time used as components of the products and services of other manufacturers. We are therefore subject to the risk that manufacturers that integrate our products or services into their own products or services are unable to acquire essential supplies and services from third parties in a timely fashion.

We May Require Additional Facilities

         We believe our current facilities are adequate for our existing operations. However, we may require additional space if we significantly increase production, acquire substantial new equipment, begin to produce materials or supplies that we currently purchase from others or otherwise expand our manufacturing capabilities. Any acquisition of additional facilities could require us to make significant expenditures.

We Are Exposed To Product Liability Claims and Uninsured Risks

         Like any manufacturer, we are and always have been exposed to liability claims resulting from the use of our products. We maintain product liability insurance to cover us in the event of liability claims, and no such claims have been asserted or threatened against us to date. However, we cannot be certain that our insurance will be sufficient to cover all possible future product liabilities.

We Are Subject to Environmental Regulation

         Our operations are subject to a variety of federal, state and local laws and regulations relating to the protection of the environment. From time to time, we use hazardous materials in our operations. Although we believe that we are in compliance with all applicable environmental laws and regulations, our business could be severely damaged by any failure to maintain such compliance.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934. This Act requires us to file annual and quarterly reports on our financial and business results, proxy materials and other information with the SEC. Our annual and quarterly reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site (at http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers (including Precision Optics Corporation) that file electronically with the SEC.

         We have filed with the SEC a registration statement on Form S-3 covering the shares of Common Stock offered with this prospectus. This prospectus does not contain all information contained in the registration statement, certain parts of which are omitted in accordance with the SEC's rules and regulations . Statements made in this prospectus as to the contents of any other document (including exhibits to the registration statement) are not necessarily complete. You should review the document itself for a thorough understanding of its contents. The registration statement (including exhibits to the registration statement) may be inspected and copied at the SEC's Public Reference Room . Also, the registration statement was filed electronically with the SEC and is available on the SEC's web site (at http://www.sec.gov).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         We have filed the following documents with the SEC. Each of these documents is incorporated by reference in , and is an important part of, this prospectus:

                  (i) Our annual report on Form 10-KSB for the fiscal year ended June 30, 1998, including portions of our Proxy Statement dated October 14, 1998, relating to our 1998 Annual Meeting of Stockholders.

                  (ii) The description of our Common Stock contained in our registration statement on Form S-1, File No. 33-43929.

         All documents which we file with the SEC (i) after the date of filing of the registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of this offering shall be treated as part of this prospectus.

         We will provide, upon written or oral request, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: Jack P. Dreimiller, Precision Optics Corporation, Inc., 22 East Broadway, Gardner, Massachusetts 01440, (978) 630-1800.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds of the Common Stock offered by this prospectus.

                              SELLING STOCKHOLDERS


         The following table sets forth certain information regarding the ownership of our Common Stock by the selling stockholders as of September 30, 1998, including the number of shares of Common Stock offered with this prospectus.



                                                                                               Shares of Common
                                               Number of Shares      Number of Shares         Stock Beneficially
                                                of Common Stock       of Common Stock        Owned After Offering
                                              Beneficially Owned       Offered with         ----------------------
     Selling Stockholder                     Prior to Offering(1)     this Prospectus       Number         Percent
     -------------------                     --------------------    -----------------      -------        ------

Special Situations Private Equity Fund, L.P.        750,000(2)            750,000               -0-            **
c/o Special Situations Fund III, L.P.
153 East 53rd Street
New York, NY 10022

Special Situations Technology Fund, L.P.            250,000(3)            250,000               -0-            **
c/o Special Situations of Fund III, L.P.
153 East 53rd Street
New York, NY 10022

Nathan Newman                                        69,095                28,500(4)         40,595            **
c/o Equity Securities Investments, Inc.
5353 Wayzata Boulevard, Suite 600
St. Louis Park, MN 55416

Peter L. Hauser                                     198,000                14,000(4)        184,000          2.76%
c/o Equity Securities Investments, Inc.
5353 Wayzata Boulevard, Suite 600
St.  Louis Park, MN 55416

Ralph Murphy                                         25,400                 5,000(4)         20,400            **
278 Dakota Street
Prescott, WI 54021

Leighton C. Natt                                     16,100                 4,500(4)         11,600            **
3 Point Road
Bayport, MN 55003

Holderness Leasing, Inc.                            135,650                34,900(4)        100,750          1.50%
c/o Helmar Nielson
1530 Queens Boulevard, #301
Charlotte, NC 28207


------------------------------


** The number of shares indicated does not exceed one percent of the number of shares of our Common Stock outstanding.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each selling stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite his or its name. Percentage beneficial ownership is based on 6,677,595 shares of Common Stock outstanding as of September 30, 1998.

(2) Includes 375,000 shares which may be acquired within 60 days of the date of this prospectus upon the exercise of outstanding warrants owned by Special Situations Private Equity Fund, L.P. All shares owned by Special Situations Private Equity Fund, L.P. were issued, or are issuable upon the exercise of warrants issued, to it in a private placement on June 30, 1998. As part of the private placement transaction, we agreed to file the registration statement which includes this prospectus.

(3) Includes 125,000 shares which may be acquired within 60 days of the date of this prospectus upon the exercise of outstanding warrants owned by Special Situations Technology Fund, L.P. All shares owned by Special Situations Technology Fund, L.P. were issued, or are issuable upon the exercise of warrants issued, to it in the June 30, 1998 private placement described in footnote (2).

(4) Represents shares issued, or issuable upon, exercise of our Initial Public Offering Selling Agent Warrants issued on or about July 8, 1992 and amended on December 30, 1994 (the "IPO Warrants") and our Private Placement Selling Agent Warrants issued on or about July 8, 1992 and amended on December 30, 1994 (the "Private Placement Warrants"). Both the IPO Warrants and the Private Placement Warrants provide that any holder may require us to include shares received upon exercise of their Warrants in certain registration statements that we file. The shares indicated are being included in this registration statement at the request of the selling stockholder pursuant to this provision.



                              PLAN OF DISTRIBUTION


         The selling stockholders have not advised us of any specific plans for the distribution of the shares of Common Stock covered by this prospectus. These shares may be sold from time to time by the selling stockholders or their successors in interest . Such sales may be made in one or more transactions on the Nasdaq SmallCap Market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. These sales may take one or more of the following forms:

         - a "block" trade in which a broker or dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

         - purchases by a broker or dealer as a principal and resale by such broker or dealer for its own account ; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders (and, if they act as agent for the purchaser, from the purchaser). These commissions may, in certain situations, be negotiated and in excess of customary rates. Any participating brokers or dealers and certain of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

         If we are notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer as a principal, a supplemental prospectus will be filed listing:

         - the name of each selling stockholder and of the participating broker-dealers(s);

         -        the number of shares involved;

         -        the price at which such shares were sold;

         - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

         -        other facts material to the transaction.

         We have agreed to pay the cost of registering the shares covered by this prospectus and the costs of preparing this prospectus and the registration statement under which it is filed. These expenses are estimated to be approximately $22,531.

         Precision Optics Corporation and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933.

         We have agreed to use our best efforts to keep the registration statement of which this prospectus is a part continuously effective until the earlier of (i) two years from the date on which warrants now held by Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. have been exercised in full or (ii) such time as all of the shares now held by Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. have been sold.


                                 LEGAL MATTERS


         The validity of the shares of Common Stock being offered under the prospectus will be passed upon for Precision Optics Corporation by Ropes & Gray, Boston, Massachusetts.


                                     EXPERTS


         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report.


               [Remainder of this page intentionally left blank.]

================================================================================

         No dealer, sales person or other individual has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Precision Optics Corporation, the selling stockholders or any underwriter. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy any shares of our Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                                  ------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----


Risk Factors ...........................................................   2
Where You Can Find Additional Information ..............................   6
Incorporation of Certain Documents By Reference ........................   6
Use of Proceeds ........................................................   6
Selling Stockholders ...................................................   7
Plan of Distribution ...................................................   8
Legal Matters ..........................................................   9
Experts ................................................................   9



================================================================================


================================================================================

                        1,086,900 Shares of Common Stock

                       PRECISION OPTICS CORPORATION, INC.





                               _____________, 1998







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


         The following is an itemization of the expenses incurred or expected to be incurred by Precision Optics Corporation, Inc. (the "Company") in connection with the offering described in this registration statement. No portion of such expenses are expected to be borne by selling stockholders. (Items marked with an asterisk (*) represent estimated expenses):

         Registration Fee..........................................   $   416.00
         Printing Cost*............................................   $ 1,115.00
         Legal Fees*...............................................   $18,000.00
         Accounting Fees*..........................................   $ 2,000.00
         Miscellaneous*............................................   $ 1,000.00

              TOTAL*...............................................   $22,531.00
                                                                      ==========


Item 15.  Indemnification of Officers and Directors

         The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

         The Company's articles of organization provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The by-laws of the Company provide generally that the Company shall, to the extent legally permissible, indemnify its directors and officers against all liabilities and expenses incurred by them in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved, or by which he may be threatened, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. In addition, the Company holds a directors and officers liability policy.

Item 16.  Exhibits

         The following exhibits are filed herewith:

Exhibit
  No.                                 Title
-------                               -----

  2.1 Stock Subscription Agreement dated as of June 30, 1998 by and among the Company, Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (1)

  4.1         Articles of Organization of the Company (2)

  4.2         By-laws of the Company (3)

  4.3         Specimen Common Stock Certificate (2)

  4.4 Registration Rights Agreement dated as of June 30, 1998 by and among the Company, Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (1)

  4.5 Common Stock Purchase Warrant dated June 30, 1998 issued to Special Situations Private Equity Fund, L.P. (1)

  4.6 Common Stock Purchase Warrant dated June 30, 1998 issued to Special Situations Technology Fund, L.P. (2)

  4.7 Sample Initial Public Offering Selling Agent Warrant dated December 30, 1994 (4)

  4.8         Sample Private Placement Selling Agent Warrant dated December 30,
              1994 (4)

  5.1         Opinion of Ropes & Gray (4)

 23.1         Consent of Arthur Andersen LLP (4)

 23.2         Consent of Ropes & Gray (4)

 24.1         Power of Attorney (4)

 27.1         Financial Data Schedule (4)

              (1) Incorporated herein by reference to the Company's 1998 Annual Report on Form 10-KSB.

              (2) Incorporated herein by reference to the Company's Registration Statement on Form S-18 (No. 33-36710-B).

              (3) Incorporated herein by reference to the Company's 1991 Annual Report on Form 10-KSB.

              (4)     Previously filed with the SEC on October 29, 1998.

Item 17.  Undertakings

(a)  The Company hereby undertakes:


         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act;


                  (ii) to reflect in the prospectus included within this registration statement any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.


         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts, on the 4th day of November, 1998.


                                    PRECISION OPTICS CORPORATION, INC.



                                    By: /s/ Richard E. Forkey
                                        ----------------------------------------
                                        Richard E. Forkey
                                        Chairman, Chief Executive Officer
                                        and President




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



Signature                   Capacity                            Date
---------                   --------                            ----

/s/ Richard E. Forkey       Chairman of the                     November 4, 1998
------------------------    Board of Directors,
Richard E. Forkey           Chief Executive Officer
                            and President
                            (principal executive officer)

/s/ Jack P. Dreimiller      Senior Vice President,              November 4, 1998
------------------------    Finance, Chief Financial
Jack P. Dreimiller          Officer and Clerk (principal
                            financial and accounting
                            officer)


            *               Director                            November 4, 1998
------------------------
Edward A. Benjamin

            *               Director                            November 4, 1998
------------------------
H. Angus Macleod

            *               Director                            November 4, 1998
------------------------
Austin W. Marxe

            *               Director                            November 4, 1998
------------------------

Joel R. Pitlor

            *               Director                            November 4, 1998
------------------------
Robert R. Shannon


* By: /s/ Jack P. Dreimiller
      -----------------------
      Jack P. Dreimiller
      Attorney-in-Fact